Exhibit 32.1

CERTIFICATIONS

James R. Simpson, being the Chief Executive Officer of Silvergraph International, Inc., hereby certify as of this 20th  day of August, 2007, that the Form 10-QSB for the Quarter ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Silvergraph International, Inc.

August 20, 2007	/s/ James R. Simpson
Date	James R. Simpson, Chief Executive Officer